U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                           SCHEDULE 14C INFORMATION

             INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                  OF THE SECURITIES EXCHANGE ACT OF 1934
                           (AMENDMENT NO.     )

Check the appropriate box:

[   ]  Preliminary Information Statement [   ]  Confidential,
for Use of the Commission Only (as permitted by Rule 14(a)-
6(e)(2)) [X]  Definitive Information Statement

                   DIAMOND HITTS PRODUCTION, INC.
       (Name of the Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No Fee Required [  ]  Fee Computed on table below per
Exchange Act Rules 14a-6(I)(4) and 0-11.

1.  Title of each class of securities to which transaction
applies:
______________________________________________________________

2.  Aggregate number of securities to which transaction applies:
______________________________________________________________

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
______________________________________________________________

4.  Proposed aggregate offering price:
______________________________________________________________

5.  Total fee paid:
______________________________________________________________

[  ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.  Amount previously paid:
________________________________________________________________

2.  Form, schedule, or registration statement number:
________________________________________________________________

3.  Filing party:
________________________________________________________________

4.  Date filed:
________________________________________________________________

Notes:

                       INFORMATION STATEMENT

Diamond Hitts Production, Inc.
92 Corporate Park, Suite C-802
Irvine, CA  92606

We Are Not Asking You for a Proxy and You Are
Requested Not To Send Us a Proxy

This Information Statement is furnished by the Board of Directors of Diamond Hitts Production, Inc., a Florida corporation ("Company"), to the holders of record at the close of business on April 17, 2001 ("Record Date"), of the Company's outstanding common stock, par value $0.001 per share ("Common Stock",) pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"). This Information Statement is being furnished to such shareholders for the purpose of seeking consent of the shareholders in regards to the following: 1) Entering into an Agreement and Plan of Merger by and between Diamond Hitts Production, Inc. (Florida) and Diamond Hitts Production, Inc. (Nevada) (the "Merger") for the sole purpose of re-domiciling the Company to Nevada.

The Company's Board of Directors unanimously approved the Merger by written consent on April 17, 2001. The Merger was also approved by Shareholder consent of a majority of the outstanding Common Stock of the Company. The Company will execute the Agreement and Plan of Merger by and between Diamond Hitts Production, Inc. (Florida) and Diamond Hitts Production, Inc. (Nevada). This will not be filed until after a date which is at least twenty (20) days after the filing of this Definitive Information Statement.

This Information Statement will be sent on or about June
25, 2001, to the Company's shareholders of record who were not solicited for their consent of this corporate action.

                           VOTING SECURITIES

The record date of shareholders entitled to receive notice of this corporate action by the Company is the close of business on April 17, 2001. On such date, the Company had, issued and outstanding, 184,200,172 shares of $0.001 par value common stock (Share). Each Share is entitled to one vote per Share on any matter that may properly come before the shareholders. There are not any cumulative voting rights for any Shares. Pursuant to applicable Delaware Law, there are not any dissenter's or appraisal rights relating to the matters to be voted upon.

All matters to be voted upon require an affirmative vote of a majority of the issued and outstanding shares of the Company. The Company has solicited and received written consent for the Merger by a majority of shareholders. Management and other major shareholders hold, directly or indirectly, a majority of the outstanding shares as of the record date, and voted in favor of the proposal.

                               STOCK OWNERSHIP

The following table sets forth information regarding the beneficial ownership of shares of the Company's common stock as of April 17, 2001 (184,200,172 issued and outstanding) by (i) all shareholders known to the Company to be beneficial owners of more than 5% of the outstanding Common Stock; (ii) each director and executive officer; and (iii) all officers and directors of the Company as a group. Except as may be otherwise indicated in the footnotes to the table, each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them.


Title of   Name and Address               Amount of       Percent of
Class      of Beneficial Owner            Beneficial         Class(2)
                                          Ownership(1)

Common     Dorian Reed                    93,541,783         50.78%
Stock      11338 Kenyon Way
           Rancho Cucamonga, CA  91701

Common     Philanthropy International     15,000,000          8.14%
Stock      5050 Palo Verde
           Montclair, CA  91763

Common     Marc R. Tow                    15,000,000          8.14%
Stock      3402 Bimini Lane, #3-F
           Coconut Creek, FL  33066

Common     David L. Shade                 11,050,000          6.00%
Stock      92 Corporate Park, Suite C-802
           Irvine, CA  92606

Common     Mark Crist (3,4)                  500,000         0.003%
Stock      5753 East Santa Ana Cyn. Road
           Suite G243
           Anaheim Hills, CA 92807

Common     Ted C. Connolly (3,4)             103,000         0.001%
Stock      5753 East Santa Ana Cyn. Road
           Suite G243
           Anaheim Hills, CA 92807

Common     John J. Anton (4)                       0          0.00%
Stock      5753 East Santa Ana Cyn. Road
           Suite G243
           Anaheim Hills, CA 92807

Common     Charles Maranto (3)                     0          0.00%
Stock      5753 East Santa Ana Cyn. Road
           Suite G243
           Anaheim Hills, CA 92807

Common     All Officers and Directors        603,000         0.0033%
Stock      as a group (four total persons)

(1) Other than as footnoted, none of these security holders has the right to acquire any amount of the Shares within sixty days from options, warrants, rights, conversion privilege, or similar obligations.

(2) The percent of class is based on the issued and outstanding common stock, plus the options for the persons shown which are currently exercisable.

(3)  Officer of the Company.

(4)  Director of the Company.

Description of Securities.

(a)  Shareholders Rights

The Company's articles of incorporation authorize the issuance of 550,000,000 shares of common stock, with a par value of $0.001. The holders of the Shares:

have equal ratable rights to dividends from funds legally available when, as, and if declared by the board of directors of the company are entitled to share ratably in all of the assets of the company available for distribution upon winding up of the affairs of the company are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

These Shares do not have any of the following rights:

special voting rights

preference as to dividends or interest

preemptive rights to purchase in new issues of shares

preference upon liquidation

any other special rights or preferences.

In addition, the Shares are not convertible into any other security. There are no restrictions on dividends under any loan or other financing arrangements or otherwise. As of April 17, 2001, the company had 184,200,172 shares of common stock issued and outstanding.

(b)  Non-Cumulative Voting.

The holders of shares of common stock of the company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of the company's directors.

(c)  Dividends.

The company does not currently intend to pay cash dividends. The company's proposed dividend policy is to make distributions of its revenues to its shareholders when the company's board of directors deems such distributions appropriate. As the company does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected value of the Shares, nor can there be any guarantees of the success of the company.

A distribution of revenues will be made only when, in the judgment of the company's board of directors, it is in the best interest of the company's shareholders to do so. The board of directors will review, among other things, the investment quality and marketability of the securities considered for distribution; the impact a distribution would have on the Company's securities, joint venture associates, management contracts, other investors, financial institutions and the company's internal management, plus the tax consequences and the market effects of an initial or broader distribution of such securities.

(d)  Possible Anti-Takeover Effects of Authorized but Unissued Stock.

The Company's authorized but unissued capital stock consists of 365,799,828 shares of common stock. One effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the company by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the Company's management. If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interests, such Shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

(e)  Transfer Agent.

The company has engaged the services of United Stock
Transfer, Inc., 3615 South Huron Street, Suite 104, Englewood,
CO  80110, to act as transfer agent and registrar.

(f)  Agreement and Plan of Merger by and between Diamond Hitts
Production, Inc. (Florida) and Diamond Hitts Production (Nevada)

The corporate action to be taken consists of entering into an Agreement and Plan of Merger by and between Diamond Hitts Production, Inc. (Florida) and Diamond Hitts Production (Nevada) for the purposes of redomiciling the Company into the State of Nevada.

                  FINANCIAL AND OTHER INFORMATION

The following documents previously filed by the Company
(File No. 000-26668) with the Securities and Exchange Commission pursuant to the Exchange Act are incorporated herein by reference:

(a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, containing audited financial statements for the fiscal years ended December 31, 2000, filed pursuant to Section 13(a) of the Exchange Act on April 17, 2001.

(b) All other reports filed by the Company pursuant to Section 13(a) of the Exchange Act since December 31, 2001, including, but not limited to the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2001, filed on May 22, 2001.

The latest Annual Report on Form 10-KSB will be given to shareholders receiving this Information Statement.

By order of the Board of Directors ___________, 2001


/s/Mark Crist________________              /s/  John J.. Anton
Mark Crist, President                      John J. Anton, President